Exhibit (c)(ix)
DRAFT PROJECT CAMEL PRELIMINARY BOARD PRESENTATION 9 March 2010 Confidential

DRAFT LEGAL NOTICE This Presentation has been provided to M (“you” or the “Company”) by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential. By accepting this Information, you agree that you and your directors, partners, officers, employees, attorney(s), agents and representatives agree to use it for informational purposes only and will not divulge any such Information to any other party. Reproduction, dissemination, quotation, summarization or reference to this Information, in whole or in part, is prohibited. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy and are not a commitment by the firm (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through you or your representatives or from public sources. Perella Weinberg Partners assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy of the information or accept responsibility for errors. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Perella Weinberg Partners in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on the Firm or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting the Information, the Company acknowledges that (a) the Firm is not in the business of providing (and the Company is not relying on the Firm for) legal, tax or accounting advice, (b) there may be legal, tax or accoun ting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and accounting advice (and any risks associated with any transaction) and the Firm’s disclaimer as to these matters. Perella Weinberg Partners is not acting in any other capacity as a fiduciary to the Company. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. Confidential LEGAL NOTICE 2

DRAFT EXECUTIVE SUMMARY • We have been requested by the Board of M to provide initial perspectives on a potential combination with Camel — Camel is a leading global alternative asset manager with a primary focus on equity long / short strategies and complementary activities in long-only products • There is a clear strategic logic for an acquisition of Camel — Provides well established investment product (particularly in equity long/short) under one of the best brands in the market - Potential for incremental AUM growth by combining Camel product with M distribution • An acquisition of Camel is likely to be structurally complex — Camel’s status as a US-listed public company, combined with a non-standard capital structure, will compel M to ensure that all constituents are treated fairly in the context of a transaction — Additionally, as with all alternative asset management acquisitions, motivation and retention of key Camel principals and employees will be crucial in ensuring successful post-transaction integration — However, we believe that the synergy and pro-forma post-transaction growth case merits M’s continued focus on consummating a combination • We would emphasise that this presentation has been prepared purely on the basis of public disclosure — Any outside-in assessment of Camel is, by necessity, preliminary, given the non-public nature of certain key data items, combined with limited coverage by the broker community — Before any firm proposal were made to the Board of Camel, we expect that M will undertake significant diligence of non-public information including (but not limited to) management business plans — As such, all valuation ranges and associated financial analysis in this presentation should be viewed as wholly illustrative, presented for the purposes of laying out a conceptual framework in respect of a potential Camel transaction — We would fully expect such valuation ranges and financial analysis to change materially on the basis of due diligence, with the result that any eventual offer may be at a level, or may feature a transactional structure, materially different to those presented herein Confidential EXECUTIVE SUMMARY 3

DRAFT TABLE OF CONTENTS I. OVERVIEW OF CAMEL II. COMBINATION RATIONALE III. COMPARATIVE TRADING IV. FINANCIAL EFFECTS V. TRANSACTION STRUCTURING APPENDIX Confidential TABLE OF CONTENTS 4

DRAFT I. OVERVIEW OF CAMEL Confidential

DRAFT

# HISTORY OF CAMEL
## Track record initiated in 1995


1995
1997
2000
2003
2004
Sep-05
Jan
Jun
Nov-07
Dec-08
May-09
Freedom / Camel share price in US$
$16
$14
$12
$10
$8
$6
$4
$2
$0
1995
Founded as a division of Lehman Brothers Europe by Noam Gottesman, Pierre Lagrange and Jonathan Green
Introduction of first Camel funds including:
• Balanced Fund
• Capital Appreciation Fund
• Performance Fund
• Global Convertible Fund
• Opportunity Fund
Independence from Lehman Brothers, which initially held a post-separation 20% minority stake (currently 10.8%)
2003-2004
Allegations of insider trading in respect of convertible bond funds run by Philippe Jabre; Mr. Jabre subsequently left Camel
Sep-05
Emmanuel Roman joins Camel from Goldman Sachs, with remit to institutionalise compliance and infrastructure
Nov-07
Approval granted for transaction with Freedom
22-Jun-07
Announcement of Freedom / Camel merger – Camel valued at $3.4bn
29-Jan-07
Listing of the Freedom Special Purpose Acquisition Company ("SPAC")
11/12-May-09
Camel amended agreement which eliminates all financial covenants (purchase of a portion of senior loans at 60% of par value).
Issue of $214m convertible subordinated note
Dec-08
Camel acquired Société Générale Asset Management UK, a UK-based long-only asset manager
AUM (net)
$4.1bn
$3.8bn
$8.4bn
$11.7bn
$10.3bn
$15.2bn
$24.6bn
Jan-95
Jan-96
Jan-97
Jan-98
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10

Source: Company disclosure, Factset
Note: Market data as of 03-Mar-10; assets under management shown as of year-end

PERELLA WEINBERG PARTNERS
Confidential
OVERVIEW OF CAMEL | 6

PRODUCT OFFERING – ALTERNATIVE STRATEGIES

## Equity long-short strategies continue to underpin the Camel fund offering

DRAFT

### EQUITY LONG-SHORT ($3.0BN AUM)

- European Long-Short ($1.0bn, P. Lagrange)
  - Performance: 1yr (+15%); 2yrs (+4%); 3yrs (+13%)
- Alpha Select ($0.6bn, J. Mackay)
  - Performance: 1yr (+21%); 2yrs (+29%); 3yrs (+54%)
- North American Opportunity ($0.5bn, N. Gottesman)
  - Performance: 1yr (+27%); 2yrs (+10%); 3yrs (-3%)
- Emerging Markets Special Situations ($0.3bn, D. Ben-Brahm)
  - Performance: 1yr (-32%); 2yrs (-67%)
- European Opportunity ($0.2bn, M. Mez)
  - Performance: 1yr (+13%); 2yrs (+20%); 3yrs (+34%)
- Global Mining ($0.1bn, T. Midland)
  - Performance: 1yr (+13%); 2yrs (+2%)

### 130/30 OR SIMILAR ($2.7BN AUM)

- Pure Alpha ($0.2bn, P. Levy)
  - Performance since inception: 5%
- Emerging Markets Equity ($0.02bn, K. Abdel-Motaal)
  - Performance since inception: 6%
- Emerging Markets UCITS III ($0.03bn, K. Abdel-Motaal)
  - Performance since inception: 1%
- Emerging Markets Fixed Income & Currency UCITS III ($0.01bn, K. Abdel-Motaal)
  - Performance since inception: 1%
- Emerging Markets Credit Opportunity ($0.02bn, K. Abdel-Motaal)
  - Performance since inception: 4%

### $10.4BN AUM (47% OF TOTAL AUM)



Equity long-short
14%
130/30 or similar
12%
Mixed asset long-short
6%
Internal multi manager
4%
Convertible & other arbitrage
4%
External Multi Manager
3%
Others
5%
Long-only
Alternative strategies

### OTHERS ($1.1BN AUM)

- Convertible Bond ($0.3bn, S. Roth)
  - Performance: 1yr (+42%); 2yrs (+3%); 3yrs (+2%)
- Atlas Macro ($0.1bn, D. Ben-Brahm)
  - Performance since inception: 9%
- Atlas Value ($0.08bn, D. Ben-Brahm)
  - Performance since inception: 115%

### CONVERTIBLE & OTHER ARBITRAGE ($0.8BN AUM)

- Market Neutral ($0.9bn, S. Roth)
  - Performance: 1yr (89%); 2yrs (-10%); 3yrs (-4%)

### MIXED ASSET LONG-SHORT ($1.4BN AUM)

- Emerging Markets ($0.3bn, K. Abdel-Motaal)
  - Performance: 1yr (32%); 2yrs (-16%); 3yrs (+24%)

### EXTERNAL MULTI-MANAGER ($0.6BN AUM)

- MMI Enhanced ($0.2bn, N. Hobson)
- MMI Diversified ($0.06bn, N. Hobson)
- MMI Macro ($0.02bn, F. Gocher)
- MMI Japanese Opportunity ($0.01bn, N. Hobson)

### INTERNAL MULTI-MANAGER ($0.8BN AUM)

- Global Opportunity ($0.4bn)
  - Performance: 1yr (+19%); 2yrs (-7%); 3 yrs (+4%)

Source: Company disclosure; Bloomberg; PWP analysis

PERELLA WEINBERG PARTNERS

Confidential

OVERVIEW OF CAMEL | 7

PRODUCT OFFERING – LONG-ONLY FUNDS

# SGAM UK acquisition has materially rebalanced Camel's focus

DRAFT

### EQUITY ($2.3BN AUM)

- European Equity Fund ($0.3bn, P. Lagrange)
  - Performance: 1yr (+38%); 2yrs (-31%); 3yrs (-35%)
- Performance Distributing Fund ($0.2bn, B. Funnell)
  - Performance: 1yr (+35%); 2yrs (-26%); 3yrs (-29%)
- Performance Fund ($0.2bn, P. Lagrange)
  - Performance: 1yr (+41%); 2yrs (-29%); 3yrs (-28%)
- UK Select Fund ($0.02bn, J. White)
  - Performance since inception: 33%

### SG FUND ($7.4BN AUM)

- Japan Core Alpha Fund ($0.8bn, S. Harker)
  - Performance: 1yr (+35%); 2yrs (+30%); 3yrs (+14%)
- Ocean Equity MENA Fund ($0.3bn, M. Krombas)
- American Growth Fund ($0.2bn, K. Sri-Kumar)
  - Performance: 1yr (+38%); 2yrs (+7); 3yrs (+1%)
- UK Growth Fund ($0.2bn)
  - Performance: 1yr (+43%); 2yrs (-19%); 3yrs (-29%)
- Stockmarket Managed Fund ($0.2bn, B. Funnell)
  - Performance: 1yr (+39%); 2yrs (-6%); 3yrs (-13%)

### $11.8BN AUM (53% OF TOTAL AUM)


Covertible bond
3%
Balanced
4%
Others
3%
SG
33%
Equity
10%
Long- only
Alternative strategies

### BALANCED ($0.8BN AUM)

- Balanced Fund ($0.7bn, D. Benson)
  - Performance: 1yr (+32%); 2yrs (-4%)

### CONVERTIBLE BOND ($0.7BN AUM)

- Global Convertible UCITS Fund ($0.7bn, S. Roth)
  - Performance: 1yr (+39%); 2yrs (+14%); 3yrs (+19%)

### OTHER LONG-ONLY FUNDS ($0.6BN AUM)

- Environment Fund ($0.02bn, B. Funnell)
  - Performance: 1yr (+28%); 2yrs (-38%); 3yrs (-40%)
- Multi-Strategy ($0.3bn)

Source: Company disclosure; Bloomberg; PWP analysis

PERELLA WEINBERG PARTNERS

Confidential

OVERVIEW OF CAMEL | 8

# CAMEL FINANCIAL PERFORMANCE

## Market anticipates AUM and performance-driven recovery post a poor 2009

DRAFT

| *$ millions* | Yearly accounts - year to 31-Dec 2008A | 2009A | 2010E | 2011E | 2012E |
|---|---|---|---|---|---|
| *AUM schedule* | | | | | |
| Opening AUM | 24,612 | 15,039 | 22,175 | 25,733 | 31,537 |
| Closing AUM | 15,039 | 22,175 | 25,733 | 31,537 | 34,690 |
| Average AUM | 19,826 | 18,607 | 23,954 | 28,635 | 33,114 |
| *P&L* | | | | | |
| Net management fees | 318 | 149 | 184 | 241 | 265 |
| Net performance fees | 108 | 115 | 193 | 272 | 300 |
| Net admin fees | 69 | 26 | 33 | 41 | 45 |
| Other revenues | 1 | 8 | 2 | 2 | 2 |
| **Net revenues** | **495** | **298** | **411** | **555** | **611** |
| Fixed costs | (288) | (185) | (219) | (256) | (288) |
| Variable costs | (28) | (92) | (91) | (141) | (129) |
| **EBITDA** | **179** | **20** | **101** | **159** | **194** |
| Depreciation | (3) | (4) | (6) | (7) | (7) |
| **EBITA** | **176** | **16** | **95** | **152** | **187** |
| Finance costs | (17) | (12) | (7) | (7) | (7) |
| **PWP normalised non-GAAP PBT** | **159** | **5** | **88** | **145** | **180** |
| Tax on normalised PBT | (18) | 1 | (20) | (33) | (34) |
| **PWP normalised non-GAAP net income** | **141** | **6** | **68** | **112** | **146** |
| Exceptionals | - | 85 | | | |
| Cumulative dividends to NG | (15) | (10) | | | |
| **Camel reported non-GAAP net income** | **127** | **81** | | | |
| Exceptionals | - | (1) | | | |
| Intangible amortisation | - | (2) | | | |
| Acquisition-related items | (739) | (438) | | | |
| **Camel reported GAAP net income** | **(612)** | **(359)** | | | |
| **PWP normalised EPS ($)** | **0.44** | **0.02** | **0.21** | **0.35** | **0.45** |

**AUM BASE**

- Market expects return to AUM growth, driven by both inflows and fund performance

**REVENUE BASE**

- Management fee volume returning as AUM inflows into alternative products gather pace
- Market performance fee expectations remain muted compared to 2007 highs, but some credit awarded for incentive income
  - Of performance fee-charging funds, 47% (by number) and 40% (by AUM) remain materially below high-water mark[1]

**COST STRUCTURE (ESTIMATED)**

- As for many hedge fund managers, variable (performance fee-related) costs represent key element of the underlying costbase
  - Head count has been steadily grown over the last year, totalling 393 employees as of Dec-09

**TAX**

- Camel's taxation position is complicated, with the group's global US tax exposure offset by the tax-deductibility of amortisation on goodwill arising from the Freedom transaction
  - As such, tax structure may be materially different post-acquisition

**GAAP ACCOUNTING**

- Camel's US GAAP financials include material non-cash expenses related to Camel's transaction with Freedom
  - As such, GAAP figures not viewed as economically-meaningful; key element of any transaction process will be presentation of underlying economic performance under IFRS

Source: company disclosure, BarCap estimates, PWP analysis
Note: due to lack of broker forecasts and company disclosure, forecasts and management fee / performance fee P&L segmentation represent PWP estimates; financial figures (and forecasts based on such figures) expected to be revised once due diligence has been undertaken. Net income is based on PWP definition and hence demonstrates reconciliation differences to Camel's stated GAAP and non-GAAP financials
(1) Assessed on the basis that the fund is trading at least 5% below the 3-year high water mark

PERELLA WEINBERG PARTNERS
Confidential
OVERVIEW OF CAMEL | 9

# CAMEL PRINCIPALS

## Camel's three principals represent key constituents, in respect of both voting power and management talent

DRAFT

### VOTING POWER OF CAMEL PRINCIPALS



N. Gottesman
19%
P. Lagrange
19%
E. Roman
6%
Employee trust
5%
Others
51%

**The three principals, together with unallocated employee trust shares, participate in a voting agreement, whereby all signatories to the voting agreement will vote their shareholdings in accordance with the majority decision of the signatories. As such, Camel's principals enjoy effective control of 48.7% of Camel's voting power**

**Additionally, Pierre Lagrange and Noam Gottesman together manage c. 21% of Camel's AUM**

### AUM MANAGED BY CAMEL PRINCIPALS



N. Gottesman
5%
P. Lagrange
16%
Others
79%

**NOAM GOTTESMAN**

- Founder & Managing Director
- BA, Columbia University, New York
- 10 years - Goldman Sachs - managing global equities portfolios
- Camel since inception in 1995 as a division of Lehman Brothers International (Europe)
- Co-CEO and Chairman

**PIERRE LAGRANGE**

- Founder & Managing Director
- MA, Solvay Business School, Brussels
- 5 years - JP Morgan - managing bond portfolios
- 5 years - Goldman Sachs - managing global equities portfolios
- Camel since inception in 1995 as a division of Lehman Brothers International (Europe)
- Head of European equities

**EMMANUEL ROMAN**

- Managing Director
- MBA, University of Chicago
- 18 years – Goldman Sachs – Partner and Co-Head of European equities
- Joined Camel in September 2005 as a non-investment manager Co-CEO

Source: company disclosure
Note: voting power based on holdings of Camel common stock and Camel A preferred shares as set out more fully on p28. AUM by manager based on disclosed fund-based AUM by manager, scaled-up to Camel's full AUM base assuming that managed accounts are distributed between managers proportionally to fund AUM

PERELLA WEINBERG PARTNERS
Confidential
OVERVIEW OF CAMEL | 10

CAMEL OWNERSHIP DRAFT Core voting block holds 48.7% of voting power CAMEL VOTING POWER Party Ownership Directors Individual Cumulative NG 19.3% 19.3% NG PL 18.9% 38.3% PL Core voting agreement ER 5.9% 44.2% ER Employee trusts 4.5% 48.7% Martin Franklin 1.8% 50.5% Martin Franklin Ian Ashken Peripheral voting agreement Lehman administrator 10.8% 61.3% Fidelity 9.5% 70.9% Not within voting agreement Lansdowne 6.4% 77.2% Berggruen Holdings 3.3% 80.5% Other holders 19.5% 100.0% James Hauslein Other holders William Lauder Source: Company disclosure Confidential OVERVIEW OF CAMEL 11

DRAFT II. COMBINATION RATIONALE Confidential

BROKERS’ VIEWS ON M DRAFT Broadly supportive franchise outlook, but AHL-dependence remains a concern BROKER COMMENTS (27-Jan-10) (15-Jan-10) (7-Jan-10) ”...M has seen improving sales momentum in line “Positive managed accounts platform win for a “AHL performance remains the critical risk, with the of the rest of the hedge fund industry in large mandate which could potentially reach despite supportive themes of increasing onshore recent quarters.” ~$1bn.” client demand for absolute return, re-engaged “...some concerns about the importance to M of this “...until AHL’s performance improves significantly institutional and demand for managed accounts. one fund with AHL related private client products we remain cautious over sales environment, With AHL reporting its first negative calendar year contributing 97% of management fee earnings in the particularly for the more profitable Private Investor and 15% below watermark, we see downside risk first half of the year.” business.” to estimates (we are 10-15% below consensus) from the impact on performance fees and sales.” EVOLUTION OF BROKER RATING LTM BROKER COMMENTS ON TARGET SHARE PRICE FOR M Name Date Recommendation Target price Upside / (downside) 100%£4.50 25%£4.00 (1-Mar-10) Hold n.a. n.a. 33% 46%£3.50 75% 50% 50% 50% Recommendation 56% 55% 58% 62% (27-Jan-10) Hold 300p 25.7% 67% 67%£3.00 £2.50 50% Price (19-Jan-10) Hold 335p 40.4% £2.00 75% 67%£1.50 (18-Jan-10) Buy 390p 63.5% Broker 54% 25% 50% 50% 50% 44% 45%£1.00 38% 42% 33% 33% (15-Jan-10) Hold 320p 34.1% £0.50 0% £0.00 (7-Jan-10) Hold 340p 42.5% Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10 Consensus(1) Hold 356p 49.2% Buy Hold Sell Share price Target price Source: Factset; Bloomberg; broker reports Note: Market data as of 03-Mar-10 (1) Based on Reuters consensus as of 03-Mar-10 Confidential COMBINATION RATIONALE 13

COMBINATIONAL RATIONALE DRAFT M / Camel combination delivers strong complementary match of manufacturing and distribution capabilities M Camel Multi-manager Long-only AHL Alternative strategies platform strategies Manufacturing Transaction would rebut criticism that M is overly “AHL-dependent”, and allow AHL to Camel enjoys a proven return to its historical track record of ability to attract Camel’s exposure investment out-performance without management teams and to long-only and spotlight of equity market focus develop new alternative retail product, strategy opportunities developed both organically and via the SGAM UK transaction, Camel’s attractive alternative strategy investment products fills facilitates M’s asset a clear demand from M’s global investor network; based on class convergence experience in distributing fund-of-fund offerings, investor aspirations, and demand for equity long / short and other alternative strategy positions the pro-offerings is clearly established (including, when market forma group well conditions are favourable, inclusion in structured product) for increasing retail interest in semi-alternative offerings Distribution HNWI Institutional Retail HNWI network Institutional network network network network Note: only key manufacturing centres and retail channels are shown Confidential COMBINATION RATIONALE 14

DRAFT

# MAN PRO-FORMA BUSINESS MODEL

## Complementary investment strategies, investor base and distribution channels

### Manufacturing platform

**Alternatives platform**

**Fund-of-fund offering**

- M multi-manager — AUM $17.1bn
- Camel "external multi-manager" — AUM $0.6bn

**Single-manager strategies**

- M managed futures (AHL) — AUM $21.7bn
- Camel alternative strategies — AUM $9.8bn[1]
- M credit strategies (Ore Hill) — AUM $3.6bn[2]

**Retail fund platform**

- Ex-SGAM UK funds — AUM $7.4bn
- Camel long-only funds — AUM $4.4bn

### Product structuring

M: $28.7bn
G: $12.9bn[3]

M: $13.7bn
G: $9.3bn[3]

### Distribution

**HNWI / retail**

- Global network of over 2,200 distributors with a particularly strong presence across Asia (incl. Japan), Australia and Switzerland
- Direct and bank-intermediated U/HNWI distribution platform, complemented by IFA relationships for ex-SGAM / long-only funds

**Institutional**

- Concentrated investor base with top 20 holding over 80% of institutional AUM with Switzerland, UK and Germany representing the core geographies
- Strong platform and direct institutional investor relationship network

### Investment management platform

- Sourcing, research and due diligence
- Asset allocation and portfolio management
- Risk management and monitoring
- Advisory
- Reporting

Source: company disclosures, PWP analysis
Notes:
(1) Alternative strategies include all 130/30 or similar strategy managed accounts or similar strategy funds, cash and other holdings are included under alternative strategies as "Funds" and "Others"
(2) Includes Pemba AUM
(3) Estimated

PERELLA WEINBERG PARTNERS
Confidential
COMBINATION RATIONALE | 15

MAN PRO-FORMA BUSINESS MODEL DRAFT Complementary investment strategies, investor base and distribution channels Manufacturing platform Alternatives platform Retail fund platform Fund-of-fund offering Single-manager strategies Ex-SGAM UK Camel long-only funds funds M multi-manager Camel “external M managed Camel alternative M credit multi-manager” futures (AHL) strategies strategies (Ore Hill) AUM $17.1bn AUM $0.6bn AUM $21.7bn AUM $9.8bn(1) AUM $3.6bn(2) AUM $7.4bn AUM $4.4bn Product structuring M: $28.7bn M: $13.7bn G: $12.9bn(3) G: $9.3bn(3) Distribution HNWI / retail Institutional Concentrated investor base with top 20 holding Global network of over 2,200 distributors with Direct and bank-intermediated U/HNWI over 80% of institutional AUM with Strong platform and direct institutional investor a particularly strong presence across Asia (incl. distribution platform, complemented by IFA Switzerland, UK and Germany representing the relationship network Japan), Australia and Switzerland relationships for ex-SGAM / long-only funds core geographies Investment management platform Sourcing, research and Asset allocation and Risk management and Advisory Reporting due diligence portfolio management monitoring Source: company disclosure, PWP analysis Notes: (1) Alternative strategies include all 130/30 or similar strategy managed accounts or similar strategy funds, cash and other holdings are included under alternative strategies as “Funds” and “Others” (2) Includes Pemba AUM (3) Estimated Confidential COMBINATION RATIONALE 15

DRAFT III. COMPARATIVE TRADING Confidential

M AND CAMEL RECENT TRADING PERFORMANCE DRAFT Exchange ratio development 250 1.5x M price Camel price Exchange ratio 200 1.2x share) 150 0.9x per Camel to 100 as of 03-Mar-09) shares (rebased ratio (M 100 0.6x Share price Exchange 50 0.3x 0 0.0x 4-Mar-09 25-Apr-09 16-Jun-09 7-Aug-09 28-Sep-09 19-Nov-09 10-Jan-10 3-Mar-10 Source: Company disclosure; Factset; PWP analysis Note: Market data as of 03-Mar-10 Confidential COMPARATIVE TRADING 18

DRAFT LISTED HEDGE FUND SECTOR VALUATION ALTERNATIVE ASSET MANAGEMENT PUBLIC TRADING COMPARABLES Share price performance EV-to-EBITDA Price-to-earnings % of 52 week % of 52 week Market Enterprise Company Share price high low capitalisation value AUM (latest) Mar-09 Mar-10 Mar-11 Mar-09 Mar-10 Mar-11 EV / AUM M£2.39 63.9% 158.6% $6,152m $4,333m $42.4bn 3.9x 6.9x 5.0x 6.3x 13.0x 9.0x 10.2% Och-Ziff $14.09 93.4% 293.5% $5,041m $5,611m $23.5bn 14.5x 10.4x 8.5x 18.1x 13.5x 12.4x 23.9% Ashmore£2.45 78.8% 217.9% $2,793m $2,362m $31.6bn 9.3x 9.1x 7.7x 14.2x 14.0x 12.1x 7.5% BlueBay£3.74 95.1% 427.1% $1,118m $1,025m $34.3bn 12.2x 8.6x 6.7x 21.7x 14.4x 11.5x 3.0% Camel $2.71 58.8% 126.6% $877m $1,285m $22.2bn 33.9x 9.4x 6.4x 8.0x n/m 12.9x 5.8% Source: Company disclosure; Factset; PWP analysis Notes: Market data as of 03-Mar-10 Camel market capitalisation includes warrants and NG exchangeable shares Confidential COMPARATIVE TRADING 19

DRAFT IV. FINANCIAL EFFECTS Confidential

CONTRIBUTION ANALYSIS DRAFT M remains dominant partner, but Camel acquisition drives significant franchise diversification M Camel Pro Forma AUM ($bn) 42.4 66% 34% 22.2 64.6 stats. PRO FORMA REVENUE Market capitalisation ($bn) (1) 6.2 88% 12% 0.9 7.0 2010E 2011E 2012E Market Enterprise value ($bn) 4.3 77% 23% 1.3 5.6 16% 29% 33% 67% March 2010E ($m) 1,116 79% 21% 299 1,414 71% 84% Revenues March 2011E ($m) 1,420 77% 23% 429 1,849 Performance fees Management fees March 2012E ($m) 1,766 76% 24% 563 2,328 March 2010E ($m) 627 98% 2% 10 637 PRO FORMA EBITDA 2010E 2011E 2012E EBITDA March 2011E ($m) 873 89% 11% 110 983 56% 61% 18% March 2012E ($m) 1,125 88% 12% 158 1,284 82% 39% 44% March 2010E ($m) 489 100% n/m 0% (3) 486 income March 2011E ($m) 700 91% 9% 68 767 Net Performance fees Management fees March 2012E ($m) 860 88% 12% 112 972 Source: Company disclosure; PWP analysis & estimates Note: Market data as of 03-Mar-10 (1) Camel market capitalisation comprises current trading value of common shares, Series A preferred / exchangeable B shares, unissued employee shares and warrants Confidential FINANCIAL EFFECTS 21

FINANCIAL EFFECTS DRAFT M’s cash position and valuation allows for attractive financial effects TRANSACTION USES & SOURCES (50% CASH / 50% EQUITY, 0% PREMIUM) EPS ACCRETION TO M SHAREHOLDERS (50% CASH / 50% EQUITY, 0% PREMIUM ) USES SOURCES 5.0% 4.7% Ordinary shares $684m Man equity to acquire Camel shares $435m 93% M ownership in combined entity Convertible B-shares $160m Man equity to acquire Camel warrants — Unvested shares $27m Total Man equity $435m 4.0% Convert shares — Man cash to acquire Camel shares $435m Warrant shares — Man cash to acquire Camel warrants $7m accretion 3.0% Warrant cash out $7m Man cash to redeem Camel debt $534m Camel equity value $877m Man cash to finance transaction fees $20m Camel cash on-BS (less accr. comp) ($125m) New Man cash from Camel ($125m) EPS 2.0% Warrant exercise cash — Total Man cash $870m 1.5% Citi debt $305m Man debt to acquire Camel shares -Residual convert $229m Man debt to acquire Camel warrants — 1.0% Camel enterprise value $1,285m Man debt to refinance Camel debt -Transaction fees $20m Total Man debt raised - 0.0% Total transactional uses $1,305m Total Man sources $1,305m 0% March 2011E March 2012E SENSITIVITIES March 2011 EPS accretion / (dilution) to M shareholders March 2012 EPS accretion / (dilution) to M shareholders Premium to Camel share price Premium to Camel share price -4% (10%) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% -1% (10%) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 0.0% 7.9% 7.7% 7.5% 7.2% 7.0% 6.7% 6.5% 0.0% 11.4% 11.2% 11.1% 10.9% 10.7% 10.5% 10.3% finance finance 25.0% 5.0% 4.5% 4.0% 2.7% 2.1% 1.5% 1.0% 25.0% 8.3% 7.8% 7.3% 6.0% 5.4% 4.9% 4.4% 50.0% 2.3% 1.5% 0.8% (1.5%) (2.3%) (3.1%) (3.9%) 50.0% 5.4% 4.7% 3.9% 1.6% 0.7% (0.1%) (0.9%) % of equity 75.0% (0.2%) (1.2%) (2.2%) (5.2%) (6.3%) (7.3%) (8.3%) % of equity 75.0% 2.7% 1.7% 0.7% (2.5%) (3.5%) (4.6%) (5.6%) 100.0% (2.6%) (3.8%) (5.0%) (8.7%) (9.9%) (11.1%) (12.3%) 100.0% 0.2% (1.1%) (2.3%) (6.2%) (7.4%) (8.6%) (9.8%) Source: Company disclosure; PWP analysis Notes: Market data as of 03-Mar-10 Financial effects assume: 31-Mar-10 acquisition date, warrants acquired for cash under all scenarios; zero synergies, and lost interest from on-balance sheet cash of 2% (pre-tax) p.a. Transactional levels presented purely for illustrative purposes; based on due diligence, potential offer levels may vary meaningfully from those shown Confidential FINANCIAL EFFECTS 22

DRAFT V. TRANSACTION STRUCTURING Confidential

TRANSACTION STRUCTURING DRAFT Consideration mix represents key structural variable Part-cash / part-stock (with Differential consideration recipient “mix-and-match” Stock-only to all Camel shareholders (stock to Camel principals, Cash-only to all Camel shareholders election — Camel principals to cash to other shareholders) opt for stock) Least attractive financial effects given Middle-ground, allowing some utilisation of on-balance sheet cash to Most attractive financial effects due to low effective Financial effects current valuation of M stock enhance financial effects cost of on-balance sheet cash Requires recourse M’s existing capital; however, given Equity issuance delivers strongest pro- Middle-ground, likely resulting in broadly-neutral impact to pro-forma M capitalisation excess capital position, fully-achievable within forma capital position group capitalisation regulatory limits Cash does not deliver interest alignment, although cash Incentivisation Receipt of stock consideration delivers alignment between Camel principals and enlarged M; however, additional lock-up / performance-linked schemes can be of Camel protections (including share lock-up and “bad leaver” forfeit) will additionally be required introduced. Possible to compel roll-over of cash into M principals shares by principals, but likely tax leakage US registration avoidable? No US registration required Requires US registration of M shares, with timetable implications(4-6 months) and ongoing SEC reporting requirements Transaction may be classed as “take-private”, with consequently enhanced disclosure Process requirement implications In all cases, transaction expected to be effected via one-step merger (requiring filing of proxy statement) given complexity of Camel’s capital structure —requires approval of 50% of Camel shareholders Differential consideration Uniformity of consideration delivers lowest-risk scenario. Shareholder litigation provides greatest scope for Cash-only deal gives rise to “appraisal rights”, allowing Vulnerability to likely inevitable, but adherence to deal best-practice (approval by Camel Special challenge, although “relative dissenting shareholders to request Court “fair legal challenge Committee on basis of independent fairness opinion) would shift burden of proof to fairness” opinion may be valuation” of their Camel shares plaintiffs to prove that deal was unfair obtained Greatest opportunity to participate in pro- Attractiveness to Compelling Camel shareholders to take cash may be unattractive for those who have seen forma growth story, although some Accommodates differential wishes public Camel material value destruction since investment, and would prefer to ride the economic recovery constituents may not be able to hold M o f shareholders shareholders via either Camel, or the pro-forma Camel + M proposition shares M shareholder Currently likely to be Class 2 transaction — no shareholder approval approvals Confidential TRANSACTION STRUCTURING 24

CAPITAL STRUCTURE DRAFT M’s strong capital base allows maximisation of cash component and repayment of Camel’s debt ILLUSTRATIVE PRO-FORMA CAPITAL POSITION (100% CASH, 0% PREMIUM) £6.0bn Full-cash funded acquisition results in pro-forma M surplus capital position of $1.1bn (vs. $1.6bn standalone Mar-10 surplus per PWP modelling), and M liquidity resources of £5.0bn $2.5bn (vs. $3.8bn standalone Mar-10 resources per PWP modelling) £4.0bn Query whether board cushion £3.0bn level should be increased post-transaction £2.0bn £1.0bn £0.0bn Credit risk Market risk Operational risk Board cushion Camel Total reg requirement Equity capital Non-equity capital Intangibles Material holdings Total capital ILLUSTRATIVE PRO-FORMA CAPITAL POSITION (50% CASH / 50% EQUITY , 0% PREMIUM) 50% equity funded acquisition results in pro-forma M surplus capital position of $1.6bn £6.0bn (maintaining $1.6bn standalone Mar-10 surplus per PWP modelling), and M liquidity resources of $2.9bn (vs. $3.8bn standalone Mar-10 resources per PWP modelling) £5.0bn £4.0bn Query whether board cushion £3.0bn level should be increased post-transaction £2.0bn £1.0bn £0.0bn Credit risk Market risk Operational risk Board cushion Camel Total reg requirement Equity capital Non-equity capital Intangibles Material holdings Total capital Source: Company disclosure; PWP analysis and estimates; press releases Notes: analysis assumes Camel’s adjusted NAV of $495m (pre-transaction) Transactional levels presented purely for illustrative purposes; based on due diligence, potential offer levels may vary meaningfully from those shown Confidential TRANSACTION STRUCTURING 25

DRAFT RETURN ANALYSIS Value creation at a premium of Total in-cost Current value (10%) 0% 10% 20% 30% 40% 50% 0 0 0 0 0 0 0 NG n/m $172.6m $405.8m $422.1m $438.4m $455.0m $471.9m $488.8m $505.8m 0 0 0 0 0 0 0 PL n/m $169.1m $411.4m $427.4m $443.3m $459.6m $476.1m $492.7m $509.3m 0 0 0 0 0 0 0 ER n/m $59.2m $130.8m $135.8m $140.7m $146.0m $151.5m $157.1m $162.7m 0 0 0 0 0 0 0 Berggruen $45.1m $28.7m ($19.2m) ($16.3m) ($13.5m) ($10.6m) ($7.7m) ($4.8m) ($2.0m) 0 0 0 0 0 0 0 Franklin $22.3m $16.7m ($7.3m) ($5.6m) ($3.9m) ($2.3m) ($0.6m) $1.1m $2.7m 0 0 0 0 0 0 0 Fidelity $257.5m $80.3m ($185.3m) ($177.3m) ($169.2m) ($161.2m) ($153.2m) ($145.2m) ($137.1m) 0 0 0 0 0 0 0 Lansdowne $228.7m $53.8m ($180.3m) ($174.9m) ($169.5m) ($164.1m) ($158.8m) ($153.4m) ($148.0m) Investment both via Marlin Equities and Martin Franklin in form of initial Freedom Positions within Berggruen Holdings in form SPAC capitalisation and co-investment at time of initial Freedom SPAC capitalisation, of transaction; in June 2009, Marlin distributed subsequent open market purchases and co-its Camel positions to its members, with investment at time of transaction majority distribution made to Martin Franklin directly Notes: NG, PL and ER value uplift includes cash received in initial Freedom transaction (not adjusted for subsequent losses relating to cash consideration invested in Camel funds), and are net of open market camel share purchases and Camel convertible bond subscriptions. In-cost not meaningful for Camel principals given contribution of “old” Camel business into Freedom; value uplift is presented as total transactional consideration Franklin positions relate to subscriptions by Martin Franklin and Marlin Equities, net of distributions made to non-Franklin Marlin members. Fidelity and Lansdowne entry price estimated based on disclosure of ownership development Transactional levels presented purely for illustrative purposes; based on due diligence, potential offer levels may vary meaningfully from those shown Confidential TRANSACTION STRUCTURING 26

DRAFT APPENDIX Confidential

CAMEL CAPITAL STRUCTURE DRAFT Transactional activity has resulted in a complex distribution of Camel’s voting and economic interests Series A preferred / Common shares Unissued employee shares exchangeable B shares 252,400,003 common shares, excluding NG holding of 58,904,993 series A 9,820,000 unissued common shares, Shares Equity Equity Equity treasury shares(1) preferred shares (pari passu voting rights excluding treasury shares $ Trading at $2.71 with common shares) and 58,904,993 Assumed to trade at common stock price 870m exchangeable B shares (exchangeable into common shares) Assumed together to trade at stock price Share market cap: Market cap: $684m Market cap: $160m Market cap: $27m Public Sponsor Co-investment Founder Equity market cap: $ warrants warrants warrants warrants Warrant 877m Enterprise Warrants 32,984,674 warrants Equity 4,500,000 warrants Equity 5,000,000 warrants Equity 12,000,003 warrants Equity $7.50 strike price; $7.50 strike $7.50 strike $7.50 strike price $ exercisable until YE2011 Exercisable until YE2011 Exercisable until YE2011 Exercisable once share 7m Trading at $0.12 Assumed to trade at public Assumed to trade at public price reaches $14.25 price price Assumed to trade at public value: price(2) market cap: $ Market cap: $4m Market cap: $1m Market cap: $1m Market cap: $1m 1,285m Convertible bonds Straight debt On-balance sheet cash $229m of convertible bonds as at YE09 $305m as at YE09 $125m as at YE09 Equity Equity Equity Debt Conversion price of $3.72 ($3.30 in offer $293m on main facility, plus $12m drawdown Net of $139m of accrued compensation $ situation given additional conversion rights on revolver payable as at YE09 409m on change of control) Net debt: Debt principal: $229m(3) Debt principal: $305m(3) Cash balance: $1 25m Notes: (1) US GAAP classifies issued but unvested employee share allocations as treasury shares; in order to present fully-distributed economic value, these shares are included in our total share count (2) In practice, founder warrants will be less valuable than public warrants given reduced exercise potential (3) Debt not marked-to-market. Convertible trades at 94.6% of par, but valuation likely driven by embedded option value, rather than straight debt component. Non-convertible facility does not trade; $285m of initial $570m principal was repurchased at 60% of face in May 2009, but this trade was authorised as part of a debt restructuring agreement, and does not imply a current debt trading value Confidential APPENDIX 28

DRAFT

# CAMEL LEGAL STUCTURE


Common shareholders
Warrant holders
G voting power
Camel Partners, Inc.
Unissued employee shares
Convert holders
A preferred shares (voting rights)
NG
FA Sub 1 Limited
Exchangeable B shares (economic rights)
FA Sub 2 Limited
Straight debt holders
Guarantees from FASub1 and FASub2
Cayman operating businesses
FA Sub 3 Limited
Lavender Heights (employee vehicle)
UK operating businesses
Laurel Heights (employee vehicle)
G entity
Equity interest
Debt interest
A
B
A has ownership interest in B
A
B
A has partnership interest in B

Source: Company disclosure

PERELLA WEINBERG PARTNERS
Confidential
APPENDIX | 29